[SBL LOGO]
Security Benefit Life Insurance Company
700 SW Harrison St.
Topeka, Kansas 66636-0001

A Member of The Security Benefit Group of Companies

                               VARIFLEX APPLICTION

1.  OWNER (APPLICATION)

    Name________________________________________________________________________
    Address_____________________________________________________________________
    ____________________________________________________________________________
    Sex     M  |_|          F |_|      Date of Birth ___________________________
    Tax I.D. or SSN ____________________________________________________________
    Annuity Commencement Date___________________________________________________

2.  JOINT OWNER

    Name________________________________________________________________________
    Address_____________________________________________________________________
    ____________________________________________________________________________
    Sex     M  |_|          F |_|      Date of Birth ___________________________
    Tax I.D. or SSN ____________________________________________________________
    Relationship to Owner ______________________________________________________

3.  INITIAL PURCHASE PAYMENT
    (for Single Premium contracts only)

    $_____________________________________________

4.  ALLOCATION OF PURCHASE PAYMENT

    Emerging Growth Series*                  ______________________%
    Growth Series*                           ______________________%
    Worldwide Equity Series*                 ______________________%
    Social Awareness Series*                 ______________________%
    Specialized Asset Allocation Series*     ______________________%
    Managed Asset Allocation Series*         ______________________%
    Equity Income Series*                    ______________________%
    Growth-Income Series*                    ______________________%
    Global Aggressive Bond Series*           ______________________%
    High Grade Income Series*                ______________________%
    Money Market Series*                     ______________________%
    General Account                          ______________________%
    Other ___________________________        ______________________%
                                             100%

5.  ANNUITANT (if different from owner)

    Name________________________________________________________________________
    Address_____________________________________________________________________
    ____________________________________________________________________________
    Sex     M  |_|          F |_|      Date of Birth ___________________________
    Tax I.D. or SSN ____________________________________________________________

6.  PRIMARY BENEFICIARY

    Name________________________________________________________________________
    Address_____________________________________________________________________
    ____________________________________________________________________________
    Relationship to Owner_______________________________________________________
    Date of Birth_______________________________________________________________
    Tax I.D. or SSN_____________________________________________________________

7.  CONTINGENT BENEFICIARY

    Name________________________________________________________________________
    Address_____________________________________________________________________
    ____________________________________________________________________________
    Relationship to Owner_______________________________________________________
    Date of Birth_______________________________________________________________
    Tax I.D. or SSN_____________________________________________________________

8.  TYPE OF ANNUITY CONTRACT
    (check one for each of A., B. and C. below)

    A.  |_|  Individual or    |_|  Group

    B.  |_|  Nonqualified     |_|  401(a) (Qual. Pension/Profit Sharing)
        |_|  403(b) (TSA)     |_|  401(k) (Qual. Savings Plan)
        |_|  408 (IRA)         Type of Plan:
        |_|  408(k) - (SEP)     ________________________________________________
        |_|  408 (Simple)       ________________________________________________
        |_|  457 (Def. Comp.)

    C.  |_|  Flexible Premium Deferred
        |_|  Single Premium Immediate

9.  PLEASE COMPLETE THIS SECTION ONLY IF YOU ARE
    APPLYING FOR A GROUP CONTRACT

    A.  Control of the Contract will be vested in:
        |_|   Owner        |_|  Participant      |_|  Other __________________

    B.  Will purchase payments be allocated to
        participant certificates?  |_| Yes    |_| No

10. EMPLOYER INFORMATION:

    Employer Name_______________________________________________________________
    Type of Organization (e.g. public school system)
    ____________________________________________________________________________
    Employer Address____________________________________________________________
    Billing Statements Address__________________________________________________
    ____________________________________________________________________________
    Amount of Purchase Payments to be made:  $__________________________________
    Frequency:  ____________________ times per year
    Beginning Date______________________________________________________________
    Will Employer make contributions?  |_| Yes      |_| No

11. Will this annuity replace or change any
    other insurance or annuity?  |_|  Yes     |_| No

    If yes, state company(ies), contract number(s) and amount(s)________________ Type of contract____________________________________________________________

    If 1035 exchange or other transfer of assets, attach:
    (1) exchange form(s) or letter(s); and (2) replacement form(s), if applicable.

12. Special Instructions_______________________________________________________

13. PLEASE CHECK THE FOLLOWING SERVICES THAT YOU WISH TO ELECT:
    TELEPHONE TRANSFER PRIVILEGE

    |_| I (we) authorize SBL to make transfers among accounts, change the allocation of future purchase payments and make changes to an existing Asset Reallocation or Dollar Cost Averaging option, based on telephone instructions. SBL has procedures to confirm that such instructions are genuine and will not be liable for any losses due to fraudulent or unauthorized instructions provided it complies with its procedures which are set forth in the variable annuity prospectus.


V7541 (8-96)                                                        15-75410-00

14. |__| AUTOMATIC DOLLAR COST AVERAGING
    Please establish an automatic transfer from
    __________________________   to  (1) _____________________________
    (Series or General Account)          (Series or General Account)

    (Please indicate the dollar or
    percent of split if going to two
    or more accounts)                (2) _____________________________
                                         (Series or General Account)

                                     (3) _____________________________
                                         (Series or General Account)

    Please effect the transfer under the following option:

    Check only one:

    A.  |__|  $________________ per transfer over _______________ months/years.

    B.  |__|  Fixed Period of __________ months/years.
        (At the end of the Fixed Period, all Contract Value will have been transferred from the Series/General Account as indicated.)

    C. |__| Only Interest/Earnings over ____________ months/years. (Earnings will accrue for one time period (a month or quarter) from the effective date before the first transfer occurs.)

    Please make transfers:  |__| Monthly     |__| Quarterly

    I understand that automatic transfers from the General Account are limited as described in the current prospectus.

15. |__|  ASSET REALLOCATION REQUEST
    Please effect the Asset Reallocation option as follows:

    Emerging Growth Series                     ________________________%
    Growth Series                              ________________________%
    Worldwide Equity Series                    ________________________%
    Social Awareness Series                    ________________________%
    Specialized Asset Allocation Series        ________________________%
    Managed Asset Allocation Series            ________________________%
    Equity Income Series                       ________________________%
    Growth-Income Series                       ________________________%
    Global Aggressive Bond Series              ________________________%
    High Grade Income Series                   ________________________%
    Money Market Series                        ________________________%
    General Account                            ________________________%

    Please make my first transfer on _____________________________________
                                     Month          Day              Year
    and every 3 months thereafter.

    The General Account may not be used if the reallocation would violate the transfer provisions of the General Account as stated in the prospectus. INITIAL PURCHASE PAYMENTS WILL BE ALLOCATED BASED ON INSTRUCTIONS IN SECTION 4, UNLESS OTHERWISE INDICATED.

16. |__|  SECUR-O-MATIC BANK DRAFT (Attach Void Check)

    Establish a |__| Monthly    |__| Quarterly draft from my bank
    account on the:  |_| 7th   |_| 14th    |_| 21st    |_| 28th
    Amount of Draft:  $_________________________________________________________
    Name of Bank:  _____________________________________________________________
    Bank Phone Number:  ________________________________________________________
    Bank Address:  _____________________________________________________________
                   Street             City            State            Zip Code
    Bank Account Number:________________________________________________________
    Transit Routing Number:_____________________________________________________

    I authorize SBL to make withdrawals from my checking account which I maintain at the above listed bank. This authorization is limited to the payment to SBL of the amount indicated on this application. I authorize my bank to pay and charge to my bank account any withdrawals made by and payable to SBL for this purpose. This authority is to remain in effect until revoked by me in writing, and until SBL and the bank actually receive such notice, I agree neither SBL nor the bank shall have any liability to me in making any such withdrawals.

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I have been given a current prospectus that describes the contract for which I am applying and a current prospectus for the fund which underlies each Series above. If my annuity contract qualifies under Section 403(b), I declare that I know: (1) the limits on redemption imposed by Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer's
Section 403(b) plan to which I may elect to transfer my account balance. *I KNOW THAT ANNUITY PAYMENTS AND WITHDRAWAL VALUES, IF ANY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT OF SBL ARE VARIABLE AND DOLLAR AMOUNTS ARE NOT GUARANTEED. The amount paid and the application must be acceptable to SBL under its rules and practices. If they are, the contract applied for will be in effect on its Contract Date. If they are not, SBL will be liable only for the return of the amount paid.

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                    TAX IDENFICIATION NUMBER CERTIFICATION**

UNDER PENALTIES OF PERJURY I CERTIFY THAT:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
    (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

THE INTERNAL  REVENUE  SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF
THIS  DOCUMENT   OTHER  THAN  THE   CERTIFICATIONS   REQUIRED  TO  AVOID  BACKUP
WITHHOLDING.

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REPRESENTATIVE'S STATEMENT - To the best of my knowledge, this application is not involved in replacement of life insurance or annuities, as defined in applicable Insurance Department Regulations, except as stated in question 11 above. I have complied with the requirements for disclosure and/or replacement.

________________________________________________________________________________
Representative/Witness Signature and Number

________________________________________________________________________________
Print Representative's Full Name and Phone Number

________________________________________________________________________________
Broker/Dealer Name and Number

Dated at _______________________________________________________________________

this __________________ day of ________________________19_______________________

________________________________________________________________________________
Owner Signature

________________________________________________________________________________
Joint Owner Signature

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**Certification Instructions - You must cross out item (2) above if you have been notified by IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct Tax Identification Number.

|__| CHECK THIS BOX IF YOU WOULD LIKE A STATEMENT OF ADDITIONAL INFORMATION.